Exhibit 10.24

BASIC LEASE INFORMATION

Lease Date:	May 6, 2004

Tenant:	Comstock Resources, Inc.

Tenant’s Address:	5300 Town & Country Blvd.
Suite 500
Frisco, Texas 75034

Tenant Contact:	Dan Presley Telephone: (972) 668-8800

Landlord:	Stonebriar I Office Partners, Ltd.

Landlord’s Address:	5300 Town & Country Blvd.
Suite 260
Frisco, Texas 75034

Premises:	Suite No. 500, consisting of approximately 20,046 square feet (the “Previously Leased Premises”), and Suite No. 300, consisting of approximately 7,150 square feet (the “New Premises”) in the office building (the “Building”) in Frisco, Collin County, Texas, whose street address is 5300 Town & Country Blvd., Frisco, Texas 75034 (the “Land”). The Previously Leased Premises and the New Premises shall be referred to collectively as the “Premises”. The Premises contain a total of 27,196 rentable square feet and are outlined on the plans attached to the Lease as Exhibit A.

Term:	One hundred twenty (120) months, commencing on the date (the “Commencement Date”) that is the date upon which the New Premises are ready for occupancy by the Tenant. The Lease Term shall expire at 5:00 p.m. on the last day of the 120th month of the Lease Term, subject to earlier termination as provided in the Lease.

Basic Rental:	The Basic Rental shall be $50,992.50 per month. Basic Rental includes all services provided for in Section 7(a) hereof, including, without limitation, electricity.

Security Deposit:	$20,000.00, receipt of which by Landlord is hereby acknowledged, to be returned to Tenant as provided in Section 6 of the Lease.

Rent:	Basic Rental, Tenant's share of Excess, and all other sums that Tenant may owe to Landlord under the
Lease.

Permitted Use:	General Office

Tenant’s Proportionate Share:	25.033% which is the percentage obtained by dividing (a) the 27,196 rentable square feet in the Premises by (b) the 108,640 rentable square feet in the Building.

Expense Stop:	2004 Base Year.

Initial Liability Insurance Amount:	$1,000,000.

Parking Spaces:	Landlord shall provide to Tenant a total of seventeen (17) reserved parking spaces in the parking garage for the Previously Leased Premises, and two (2) reserved parking spaces in the parking garage for the New Premises, all as shown on Exhibit E-1. There is no additional charge for these parking spaces.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	STONEBRIAR I OFFICE PARTNERS, LTD.,
A Texas limited partnership

	By:	Stonebriar Partners, LLC, its general Partner

		By:	/s/ P. RYAN O’CONNOR

P. Ryan O’Connor, Manager

TENANT:	COMSTOCK RESOURCES, INC. ,
A Nevada corporation

		By:	/s/ M. JAY ALLISON

M. Jay Allison, President

LEASE

     THIS LEASE (this “Lease”) is entered into as of May 6, 2004, between STONEBRIAR I OFFICE PARTNERS, LTD., a Texas limited partnership (“Landlord”), and COMSTOCK RESOURCES, INC., a Nevada corporation (“Tenant”).

     1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

     2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

     3. TERM. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. The Commencement Date shall be three days following notice from Landlord that the Work (as defined in Exhibit D) in the New Premises is substantially complete. Landlord shall use its best efforts to deliver actual possession of the New Premises to Tenant with Landlord’s Work substantially complete by no later than 45-60 days after such New Premises have been vacated, which is scheduled to be June 11, 2004. In the event the Commencement Date has not occurred by August 11, 2004 for reasons other than delays caused by Tenant or Force Majeure (specifically including all delays resulting from governmental inaction or action with respect to all required approvals, but not including the failure by Landlord to regain possession of the New Premises from the existing tenant of that space), Tenant shall receive a day for day abatement of Rent applicable to the New Premises (computed on a square foot basis) for each day from and after August 11, 2004 until the delivery of possession actually occurs. Further, if such delivery of possession has not occurred by October 11, 2004 for any reason other than Tenant caused delays, and the Commencement Date does not thereafter occur within fifteen (15) days after written notice from Tenant, Tenant may, at its sole option and by written notice to Landlord, terminate this Lease as to the New Premises or elect to continue to receive a day-for-day abatement of Rent applicable to the New Premises until such delivery of possession occurs. In the event of any such delayed Commencement Date, and except as otherwise expressly provided above, Landlord shall not be in default hereunder or be liable for damages therefor, and Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has delivered to Tenant an executed form thereof, a letter confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

     4. RENT. Tenant shall timely pay to Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Exhibit C, without deduction or set off, at Landlord’s Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first full monthly installment of Basic Rental shall be payable on the Commencement Date. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall also be due on the Commencement Date; thereafter monthly installments of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Term.

     5. DELINQUENT PAYMENT; HANDLING CHARGES. All payments required of Tenant hereunder that are not received by Landlord within ten (10) days after their due date shall bear interest from the date due until paid at the maximum lawful rate. Alternatively Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest. Landlord shall provide written notice to Tenant a maximum of two times in any twelve-month period of the non-receipt of any required payment on the due date, and, notwithstanding Section 17.A(1), Tenant shall not be in default if it pays such required amount within ten business days following receipt of the notice. Such notice shall not, however, modify the time at which Landlord shall be entitled to charge interest as hereinabove provided, but the late fee shall be applicable only following default.

     6. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. Within a reasonable time after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant’s obligations. Notwithstanding anything herein to the contrary, provided there is no uncured default by Tenant under this Lease, the Landlord shall

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refund one-half of the Security Deposit to Tenant on the first day of the 12th full month of the Term, and the Landlord shall refund the remaining one-half of the Security Deposit to Tenant on the first day of the 13th full month of the Term.

     7. LANDLORD’S OBLIGATIONS.

          (a) Services. Provided no Event of Default exists, Landlord shall use all reasonable efforts to furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (3) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord’s judgment be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (5) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and (6) electrical current during normal business hours other than for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7(a) at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten (10) days after Landlord has delivered to Tenant an invoice therefor. The regular business hours shall be 7:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday, excluding any holidays for which the national banks are officially closed for business. For heating or air conditioning after regular business hours, the service charge shall be $25.00 per hour with a minimum of 2 hours, to be increased from time to time based on proportionate increases in the costs of electricity.

          (b) Excess Utility Use. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

     (c) Discontinuance. Landlord’s obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service.

          (d) Restoration of Services; Abatement Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. However, if Tenant is prevented from making commercially reasonable use of the Premises for more than twenty-five (25) consecutive days because of the unavailability of any such service, or five (5) consecutive business days in the event such unavailability of service shall have been directly caused by Landlord, Tenant shall, as its exclusive remedy therefor, be entitled to a day-for-day abatement of Rent for each consecutive day (after such twenty-five (25) or five (5) day period, as applicable) that Tenant is so prevented from making reasonable use of the Premises.

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     8. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

          (a) Improvements; Alterations. Exclusive of the Work, as defined in Exhibit “D” attached to this Lease, improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building’s plumbing system) made in or upon the Premises either by Landlord or Tenant (exclusive of Tenant’s trade fixtures, non-affixed equipment, furniture and other removable personal property), shall be Landlord’s property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Landlord shall cause the Work described in Exhibit D to comply with all requirements of the Americans with Disabilities Act of 1990, as amended, and all rules, regulations, and guidelines promulgated thereunder. Notwithstanding anything in this Lease to the contrary, after the Commencement Date, and except for the Work, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s use of the Premises. Landlord shall be responsible for the compliance of the common areas with the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time.

          (b) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by Tenant or Tenant’s agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant’s cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

          (c) Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building’s engineer of record.

          (d) Mechanic’s Liens. Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or, excepting the Work, at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

          (e) Landlord’s Obligation. Landlord shall maintain in reasonably good order and condition and make all necessary repairs and replacements to the Building’s common areas (defined to mean all areas of the Building designated for the common use of all tenants and inclusive of all garages, driveways, parking areas and landscaped areas) and the Building’s foundation, exterior walls, structural components and roof, unless any such damage is caused in whole or in part by acts of omissions of Lessee, or Lessee’s agents, employees, or invitees, in which event Lessee shall bear the cost of such repairs, subject, however, to Section 11(b).

     9. USE. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is illegal, disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant’s acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building. Notwithstanding any provision of this Lease to the contrary, Tenant shall not be required to

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make any repairs or alterations to the New Premises to cure any violation of any law, regulation, rule, ordinance or order that existed on the Commencement Date.

     10. ASSIGNMENT AND SUBLETTING.

          (a) Transfers; Consent. Tenant shall not, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold or delay), (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (3) sublet any portion of the Premises, (4) grant any license, concession, or other right of occupancy of any portion of the Premises, or (5) permit the use of the Premises by any parties other than Tenant unless it is a Permitted Transfer (any of the events listed in Sections 10(a)(2) through 10(a)(6) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises (except in the case of public companies); banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character (except in the case of public companies). Tenant shall reimburse Landlord for its attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer, which shall in no event be less than $500 nor more than $1,000. except with the prior consent of Tenant. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder; however any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises, or any part thereof, are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall be permitted to sublet the Premises and/or assign this Lease without the consent of Landlord to a parent company, subsidiary, successor entity, or a related corporate entity of Tenant, whether related by merger or consolidation, or to an entity which acquires all or substantially all of the assets of Tenant’s business, provided Tenant remains liable for all obligations hereunder (such transfer referred to herein as a “Permitted Transfer”.

          (b) Cancellation. Landlord may, within twenty (20) days after submission of Tenant’s written request for Landlord’s consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned, provided that in the event of such election Landlord shall give Tenant written notice of its intention to do so following which Tenant may within five (5) business days of receipt of such notice, withdraw its request) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer that exceeds the Basic Rental and Tenant’s share of Excess allocable to the portion of the Premises covered thereby.

     11. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

          (a) Insurance. Tenant shall, at its expense, procure and maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $1,000,000 (the “Initial Liability Insurance Amount”) or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord’s agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) contractual liability insurance coverage sufficient to cover Tenant’s indemnity obligations hereunder, (3) insurance covering the full value of Tenant’s property and improvements, and other property (including property of others), in the Premises, (4) workman’s compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (5) business interruption insurance. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term “affiliate” shall mean any person or entity which, directly or indirectly controls, is controlled by, or is under common control with the party in question.

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          (b) Waiver of Negligence Claims; No Subrogation. Neither Landlord nor Tenant shall be liable to the other or those claiming by, through, or under such other for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) caused by casualty theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence (including the sole negligence) in whole or in part, to the extent such loss is required to be insured hereunder and the insurance policy does not prevent a waiver of subrogation. Landlord and Tenant each waives any claim it might have against the other for any such loss to the extent the same is required to be insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord’s waiver shall not include any deductible amounts permitted under its loan documents covering the Building’s financing on insurance policies carried by Landlord or apply to any coinsurance penalty which Landlord might sustain. Each party shall seek to cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

          (c) Indemnity. Subject to Section 11(b), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from any occurrence on the Premises or in the Building or on the Land or from Tenant’s failure to perform its obligations under this Lease (other than a Loss arising from the negligence of Landlord or its agents). The foregoing shall not prevent either party seeking damages from the other in cases of joint negligence. This indemnity provision shall survive termination or expiration of this Lease.

          (d) Landlord’s Insurance. Landlord shall at all times during the Term maintain in full force and effect special form causes of loss property insurance covering the replacement cost of the Building and all other improvements in such amounts and with such coinsurance provisions as Landlord’s lender may permit.

     12. SUBORDINATION, ATTORNMENT, NOTICE TO LANDLORD’S MORTGAGEE

          (a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), provided that Landlord shall exercise reasonable efforts to deliver to Tenant a Non-Disturbance Agreement from Landlord’s mortgagee in form customary for such agreements in the DFW Metroplex: Landlord’s delivery of such a Non-Disturbance Agreement from its present lender shall be a condition to the effectiveness of this Lease.

          (b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          (c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

     13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant’s use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

     14. CONDEMNATION.

          (a) Taking — Landlord’s and Tenant’s Rights. If any part of the Building or Land is taken by right of eminent domain or conveyed in lieu thereof (a “Taking”) and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within thirty (30) days after the Taking and that such relocation right shall not extend to more than twenty-five percent (25%) of the Premises. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within one hundred eighty (180) days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, or if such relocation would be with respect to more than twenty-five percent (25%) of the Premises, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

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          (b) Taking — Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord’s Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, as provided above, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of Section 14(a).

          (c) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemning authority for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

     15. FIRE OR OTHER CASUALTY.

          (a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

          (b) Landlord’s and Tenant’s Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred fifty (150) days after the commencement of repair, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice and that such relocation right shall not extend to more than twenty-five percent (25%) of the Premises. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within one hundred eighty (180) days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Casualty, or if such relocation would be with respect to more than twenty-five percent (25%) of the Premises, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord’s rights under Section 15(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, provided in cases where Tenant caused such damage, the damage is covered by and recovered from insurance and was not the result of an intentional act.

          (c) Landlord’s Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

          (d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty then Landlord shall, within a reasonable time after such Casualty commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord’s obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord, plus the deductible amount, for the Casualty in question.

          16. TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

          17. DEFAULT.

          A. DEFAULT BY TENANT Each of the following occurrences shall constitute an “Event of Default”:

          (1) Tenant’s failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due and such failure continues for ten (10) days thereafter;

          (2) Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease, (or any other lease executed by Tenant for space in the Building) other than failure to pay Rent, and such failure continues for thirty (30) days after Landlord has sent Tenant written notice thereof, unless such failure

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cannot reasonably be performed in such thirty (30) day period, then Tenant shall have sixty (60) days to cure such default;

          (3) the filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17A(4), any guarantor of the Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; or

          (4) the admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

     B. DEFAULT BY LANDLORD. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants not conditions, and all such obligations will be binding upon Landlord only during the period of its possession of the Building and not thereafter. For the purposes of this Section 17B the term “Landlord” shall mean only the owner for the time being of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision hereof, no individual, corporation or entity which is or has been Landlord hereunder at any time, shall have any personal liability hereunder. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the land and improvements which constitute the Building and the Land, however in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any individual, corporation or entity which is or has been Landlord at any time under this Lease. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations preceding it, shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within nine (9) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense, Tenant hereby acknowledging that the purpose of this provision is to shorten the period Tenant would otherwise have had to raise such claims, demands, rights or defenses under applicable laws.

     18. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

          (a) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates,” minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

          (b) Terminate Tenant’s right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Re-entry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring actions against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant, except in accordance with applicable laws.

     19. PAYMENT BY TENANT; NON-WAIVER.

          (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering,

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remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

          (b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms contained herein shall waive such party’s rights regarding any future violation of such term or violation of any other term.

     20. LANDLORD’S LIEN. In addition to the statutory landlord’s lien, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant now or hereafter situated on the Premises, and all proceeds therefrom (the “Collateral”), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the “UCC”). In connection with any public or private sale under the UCC, Landlord shall give Tenant five (5) days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 20, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

     21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage) excepted, (provided that any such fire or casualty damage caused by Tenant shall be excepted only to the extent the same was not intentional, and is covered by and recovered from insurance), and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request, provided that, if Landlord’s written consent was obtained at the time of alternation, Landlord made the removal thereof a condition of its consent. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

     22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to 150% of the daily Basic Rental payable during the last month of the Term.

     23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

          (a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises upon reasonable notice to the Tenant (however no notice is required in the event of an emergency) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

          (b) to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building; and

          (c) to enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or tenant.

24. MISCELLANEOUS

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          (a) Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

          (b) Landlord’s Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

          (c) Force Majeure. Other than for Tenant’s monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          (d) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

          (e) Approval of Landlord’s Mortgagee. This Lease is expressly subject to and conditioned upon the approval of Landlord’s Mortgagee. Landlord shall exercise reasonable efforts to obtain such consent within fourteen (14) days from the effective date of this Lease.

          (f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notices sent by certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i) Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by through, or under Landlord, subject to the terms and conditions of this Lease.

          (j) Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

          (k) Captions. The captions contained in this Lease are for convenience of reference only and do not limit or enlarge the terms and conditions of this Lease.

          (1) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (m) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (n) Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

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Exhibit A -	Outline of Premises
Exhibit B -	Building Rules and Regulations
Exhibit C -	Operating Expense Escalator
Exhibit D -	Tenant Finish-Work
Exhibit E -	Parking
Exhibit F -	Extension Options
Exhibit G -	Right of First Refusal

          (o) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any Exhibits or amendments hereto.

          (p) WAIVER OF RIGHT TO TRIAL BY JURY. TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS LEASE OR THE ACTS OR FAILURE TO ACT OF OR BY LANDLORD IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS LEASE.

          (q) Recordation. Tenant agrees not to record this Lease, but each party hereto agrees, on request of the other, to execute a short form lease in form recordable and complying with applicable Texas laws. In no event shall such documents set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provision contained in this Lease and is not intended to vary the terms and conditions of this Lease.

          (r) Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

          (s) Number and Gender of Words. All personal pronouns used in this Lease shall include the other gender, whether used in the masculine, feminine, or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

25. SPECIAL PROVISIONS.

     (a) Removal of Antenna. Landlord shall remove the large antenna stationed on top of the Building on or before December 31, 2004. Landlord shall not permit any antennas that are greater than 20 feet 9 inches in height to be stationed on top of the Building during the Term, without the prior written consent of Tenant, which shall not be unreasonably withheld or delayed. In the event the existing antenna is not removed as required, Tenant may, following thirty (30) days written notice to Landlord, arrange for its removal, subject to providing Landlord with an indemnification for damage to persons or property, and may forward the third-party invoice for such removal to Landlord. In the event such invoice shall not be paid within ten (10) days following its receipt, Tenant may offset the amount of the invoice against rent next due.

     (b) Right of First Refusal. As long as Tenant is not in default hereunder, Tenant shall have a right of first refusal for additional space as set forth in Exhibit G.

     (c) Signage. Tenant shall have the exclusive rights to the signage on the top of the Building in the dimensions and of the type as in place under the Prior Lease. Tenant shall not make any changes to the dimensions or type of the signage, including any changes to the aesthetics of the signage, without the prior written consent of Landlord.

     (d) Prior Lease. The parties hereby agree that effective on the Commencement Date of this Lease the Office Lease Agreement between the Landlord and Tenant dated August 12, 1997, as amended by that certain First Amendment to Office Lease Agreement dated November 1, 2000 (as amended, the “Prior Lease”) shall terminate and be of no further force and effect. Upon the request of the either party, the parties shall execute an instrument acknowledging that the Prior Lease has terminated.; provided that neither Landlord nor Tenant shall be released from any obligations that have accrued but have not been fully performed under the Prior Lease through its date of termination or from provisions under the Prior Lease which by their terms survive termination or which can only be performed after termination (e.g., reconciliations).

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     DATED as of the date first written above.

LANDLORD:	STONEBRIAR I OFFICE PARTNERS, LTD.,
A Texas limited partnership

	By:	Stonebriar Partners, LLC, its general Partner

		By:	/s/ P. RYAN O’CONNOR

P. Ryan O’Connor, Manager

TENANT:	COMSTOCK RESOURCES, INC.,
a Nevada corporation

		By:	/s/ M. JAY ALLISON

M. Jay Allison, President

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